Exhibit 1.01

Extreme Networks, Inc.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2016

This Conflict Minerals Report (the “Report”) for Extreme Networks, Inc. (“we” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2016. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, or their derivatives, which the Securities and Exchange Commission has limited to tantalum, tin, tungsten and gold (collectively, the “Minerals”).

We have determined that certain Minerals are necessary to the functionality or production of our networking equipment. We generally manufacture our products through contract manufacturers. As a result, we do not have direct relationships with some of our suppliers. In addition, due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Consequently, we rely on our contract manufacturers, direct and indirect suppliers and industry initiatives for source information on the Minerals in our products.

For the reporting period from January 1 to December 31, 2016, we conducted reasonable country of origin (“RCOI”) activities followed by due diligence investigations to determine the source and chain of custody of the Minerals that are necessary to the functionality or production of our products.

We have reason to believe that a few smelters within our supply chain may be sourcing Minerals from the DRC-conflict areas. We believe that these smelters are certified Conflict Free by the Conflict Free Smelters Program (“CFSP”).

If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we will work to remove such suppliers from our supply chain. As of the date of this filing, the DRC-conflict areas include: the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Company Overview

We are a leader in providing software-driven networking solutions for enterprise customers. We conduct our sales and marketing activities on a worldwide basis through distributors, resellers and the Company’s field sales organization. We were incorporated in California in 1996 and reincorporated in Delaware in 1999.

On October 28, 2016, the Company completed the acquisition of Zebra Technologies Corporation’s wireless LAN assets (the “WLAN Business”). Under the terms of the purchase agreement, the Company acquired customers, employees, technology and other assets as well as assumed certain contracts and other liabilities of the WLAN Business. This Report does not include information related to the RCOI and due diligence measures related to the WLAN Business, and such information shall be reported in our Conflict Minerals Report for the calendar year ended December 31, 2017.

Conflict Minerals Program

We have established a conflict minerals compliance program that is based on the framework established by the Organisation for Economic Cooperation and Development (“OECD”). We require our suppliers and our contract manufacturers to establish an ongoing process to determine the country of origin of any Minerals in our products.

Reasonable Country of Origin Inquiry

We conducted a RCOI on our suppliers representing approximately 89% of our total direct spend with suppliers related to the production of our products that contain the Minerals.

Suppliers were asked to utilize the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative (EICC/GeSI) Conflict Minerals Reporting Template to report on their usage and sourcing of materials containing the Minerals. The EICC/GeSI Conflict Minerals Reporting Template was developed by several of the world’s leading consumer electronics companies and is generally regarded as the most common reporting tool for conflict minerals content and sourcing information. However, not all suppliers responded using the template as requested.

Based on our RCOI we believe that the sources of the Minerals contained in our products are from: (i) smelters designated as conflict free by the Conflict Free Sourcing Initiative (“CFSI”); (ii) smelters that have not been designated as conflict free by the CFSI, but that we believe are from areas other than the DRC-conflict areas; and (iii) scrap or recycled sources.

Design of Due Diligence Measures

The following are the due diligence measures we performed as a result of our RCOI:

1.    Company Policy. We established the Extreme Networks Conflict Minerals Policy, which has been communicated to our suppliers, which directs our suppliers to utilize a supply chain that does not support the conflict in the DRC-conflict areas. A copy of this policy is available on our website at http://www.extremenetworks.com/company/legal/conflict-minerals.

2.    Surveys. We conducted supply-chain surveys with our direct Tier 1 suppliers using the EICC/GeSI Conflict Minerals Reporting Template to identify the smelters and refiners and to determine the risks of any sources from the DRC-conflict areas within our supply chain. Supplier responses were evaluated for plausibility, consistency and gaps, both in terms of which products were stated to contain or not contain the Minerals, and the origin of the Minerals. In addition, we validated the information received from our suppliers, to the extent possible, using different procedures such as comparing different supplier responses for inconsistencies related to the same Minerals.

3.    Follow-up on Survey Responses. We followed-up with the suppliers surveyed, to the extent possible, on missing and inconsistent information.

4.    Industry Supply Chain Management Tools. In addition to direct queries to our suppliers, we utilized industry supply chain management tools to determine if there is any risk that the Minerals being used in our products are from DRC-conflict areas and benefit armed groups in these areas. For example, we checked the conflict-free status of smelters and refiners on the CFSI’s website.

5.    Continual Investigation. We are continually trying to identify risks within our supply chain. If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we plan to work to remove such suppliers from our supply chain in accordance with our environmental standards and our Conflict Minerals Policy.

Location of Smelters and Refiners

As part of the due diligence process we reviewed surveys on the Minerals from an aggregate total of approximately 14 suppliers. These surveys listed a total of approximately 295 smelters and refiners. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their Minerals were procured. Other suppliers provided their complete list of smelters, but were unable to identify the specific smelters from which the Minerals used for our products were procured. As some of the surveys we received are company-wide and not product specific, we believe these surveys may include smelters and refiners that do not provide the Minerals that are used in our products. Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of smelters and refiners listed in the surveys that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those listed on Exhibit A.

Country of Origin

Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of countries of origin listed in the surveys that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those from the countries of origin listed on Exhibit A and that the Minerals from such smelters and mines may originate from Brazil, the United States, Russia, Switzerland, South Africa, Japan, Australia, China, Thailand, Indonesia, Peru, Bolivia, Germany, Uzbekistan, Philippines, Sweden, Canada, Italy, Korea, Poland, Turkey, Kazakhstan, Kyrgyzstan, Saudi Arabia, Malaysia, Singapore, Mexico, Estonia, Taiwan, India, Netherlands, Spain, Vietnam, Belgium, Austria, New Zealand, Czech Republic, United Arab Emirates, France, and Macedonia. In addition, as mentioned above we have reason to believe some of the Minerals may have been sourced in the DRC-conflict areas, but that the smelters and refiners who identified these countries have all been certified as conflict free.

Steps to be taken to mitigate future risk

We intend to take the following steps to improve the program and further mitigate any risk that the necessary Minerals in our products could benefit armed groups in the DRC-conflict areas:

1.    Compliance Module. We plan to continue the implementation of the compliance module within our Product Lifecycle Management system. Through this module, we expect to increase the response rate of our suppliers’ surveys.

2.    Quality Management System. We plan to continue to refine the RCOI and conflict minerals disclosure process in connection with our Quality Management System (“QMS”). The QMS includes a “corrective action-preventive action process” that is consistent with the OECD Framework.

3.    Work with Suppliers on Quality of Information. We plan to continue to communicate our expectations regarding the quality of information to be provided by our suppliers. We also plan to request that all our suppliers provide a completed and accurate EICC/GeSI Conflict Minerals Reporting Template for the products that such suppliers manufacture for us that include the Minerals.

4.     Include WLAN Business. We plan to expand our process next year to include suppliers related to the WLAN Business.

Over time, we anticipate that the amount of information globally available regarding the traceability and sourcing of the Minerals will increase.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on our current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of our control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including the our website) are not incorporated by reference in, or considered to be a part of this Report, unless expressly incorporated by reference herein.

INHERENT LIMITATIONS ON DUE DILIGENCE MEASURES

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Exhibit A

Smelter ID #	Metal	Smelter Reference List	Country

CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN

CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND

CID000082	Gold	Asahi Pretec Corp.	JAPAN

CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN

CID000113	Gold	Aurubis AG	GERMANY

CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

CID000157	Gold	Boliden AB	SWEDEN

CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY

CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA

CID000189	Gold	Cendres + Métaux S.A.	SWITZERLAND

CID000233	Gold	Chimet S.p.A.	ITALY

CID000328	Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)

CID000359	Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)

CID000362	Gold	DODUCO GmbH	GERMANY

CID000401	Gold	Dowa	JAPAN

CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN

CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

CID000694	Gold	Heimerle + Meule GmbH	GERMANY

CID000707	Gold	Heraeus Ltd. Hong Kong	CHINA

CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

CID000778	Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)

CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

CID000814	Gold	Istanbul Gold Refinery	TURKEY

CID000823	Gold	Japan Mint	JAPAN

CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA

CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

CID000924	Gold	Asahi Refining Canada Ltd.	CANADA

CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION

CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

CID000957	Gold	Kazzinc	KAZAKHSTAN

CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN

CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

CID001032	Gold	L’azurde Company For Jewelry	SAUDI ARABIA

CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA

CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

CID001078	Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)

CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

CID001113	Gold	Materion	UNITED STATES OF AMERICA

CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN

CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND

CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

CID001188	Gold	Mitsubishi Materials Corporation	JAPAN

CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

CID001259	Gold	Nihon Material Co., Ltd.	JAPAN

CID001322	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA

CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

CID001352	Gold	PAMP S.A.	SWITZERLAND

CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

CID001498	Gold	PX Précinox S.A.	SWITZERLAND

CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

CID001534	Gold	Royal Canadian Mint	CANADA

CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

CID001555	Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)

CID001562	Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)

CID001573	Gold	Schone Edelmetaal B.V.	NETHERLANDS

CID001585	Gold	SEMPSA Joyería Platería S.A.	SPAIN

CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

CID001754	Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA

CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN

CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

CID001955	Gold	Torecom	KOREA (REPUBLIC OF)

CID001977	Gold	Umicore Brasil Ltda.	BRAZIL

CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

CID002003	Gold	Valcambi S.A.	SWITZERLAND

CID002030	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

CID002100	Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN

CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

CID002243	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

CID002282	Gold	Morris and Watson	NEW ZEALAND

CID002290	Gold	SAFINA A.S.	CZECH REPUBLIC

CID002312	Gold	Guangdong Jinding Gold Limited	CHINA

CID002314	Gold	Umicore Precious Metals Thailand	THAILAND

CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

CID002510	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

CID002511	Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

CID002580	Gold	T.C.A S.p.A	ITALY

CID002582	Gold	Remondis Argentia B.V.	NETHERLANDS

CID002605	Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)

CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

CID002761	Gold	SAAMP	FRANCE

CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY

CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY

CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA

CID002852	Gold	Gujarat Gold Centre	INDIA

CID002853	Gold	Sai Refinery	INDIA

CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA

CID002863	Gold	Bangalore Refinery	INDIA

CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

CID000410	Tantalum	Duoluoshan	CHINA

CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA

CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA

CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

CID000973	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

CID001076	Tantalum	LSM Brasil S.A.	BRAZIL

CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

CID001175	Tantalum	Mineração Taboca S.A.	BRAZIL

CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

CID001200	Tantalum	Molycorp Silmet A.S.	ESTONIA

CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA

CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN

CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA

CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

CID002539	Tantalum	KEMET Blue Metals	MEXICO

CID002540	Tantalum	Plansee SE Liezen	AUSTRIA

CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND

CID002545	Tantalum	H.C. Starck GmbH Goslar	GERMANY

CID002546	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

CID002549	Tantalum	H.C. Starck Ltd.	JAPAN

CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

CID002556	Tantalum	Plansee SE Reutte	AUSTRIA

CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN

CID002568	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

CID002571	Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA

CID002590	Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA

CID002707	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA

CID002847	Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)

CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

CID000306	Tin	CV Gita Pesona	INDONESIA

CID000307	Tin	PT Justindo	INDONESIA

CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA

CID000313	Tin	CV Serumpun Sebalai	INDONESIA

CID000315	Tin	CV United Smelting	INDONESIA

CID000402	Tin	Dowa	JAPAN

CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

CID000468	Tin	Fenix Metals	POLAND

CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

CID001070	Tin	China Tin Group Co., Ltd.	CHINA

CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

CID001173	Tin	Mineração Taboca S.A.	BRAZIL

CID001182	Tin	Minsur	PERU

CID001191	Tin	Mitsubishi Materials Corporation	JAPAN

CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

CID001337	Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA

CID001402	Tin	PT Babel Inti Perkasa	INDONESIA

CID001419	Tin	PT Bangka Tin Industry	INDONESIA

CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA

CID001428	Tin	PT Bukit Timah	INDONESIA

CID001434	Tin	PT DS Jaya Abadi	INDONESIA

CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA

CID001448	Tin	PT Karimun Mining	INDONESIA

CID001453	Tin	PT Mitra Stania Prima	INDONESIA

CID001457	Tin	PT Panca Mega Persada	INDONESIA

CID001458	Tin	PT Prima Timah Utama	INDONESIA

CID001460	Tin	PT Refined Bangka Tin	INDONESIA

CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA

CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA

CID001471	Tin	PT Sumber Jaya Indah	INDONESIA

CID001477	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

CID001482	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA

CID001493	Tin	PT Tommy Utama	INDONESIA

CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

CID001758	Tin	Soft Metais Ltda.	BRAZIL

CID001898	Tin	Thaisarco	THAILAND

CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

CID002015	Tin	VQB Mineral and Trading Group JSC	VIETNAM

CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

CID002180	Tin	Yunnan Tin Company Limited	CHINA

CID002455	Tin	CV Venus Inti Perkasa	INDONESIA

CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA

CID002479	Tin	PT Wahana Perkit Jaya	INDONESIA

CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL

CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

CID002530	Tin	PT Inti Stania Prima	INDONESIA

CID002570	Tin	CV Ayi Jaya	INDONESIA

CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM

CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM

CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM

CID002592	Tin	CV Dua Sekawan	INDONESIA

CID002593	Tin	CV Tiga Sekawan	INDONESIA

CID002696	Tin	PT Cipta Persada Mulia	INDONESIA

CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM

CID002706	Tin	Resind Indústria e Comércio Ltda.	BRAZIL

CID002757	Tin	PT O.M. Indonesia	INDONESIA

CID002773	Tin	Metallo-Chimique N.V.	BELGIUM

CID002774	Tin	Elmet S.L.U.	SPAIN

CID002776	Tin	PT Bangka Prima Tin	INDONESIA

CID002816	Tin	PT Sukses Inti Makmur	INDONESIA

CID002825	Tin	An Thai Minerals Co., Ltd.	VIETNAM

CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA

CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA

CID002859	Tin	Gejiu Jinye Mineral Company	CHINA

CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN

CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

CID002044	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

CID002313	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM

CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

CID002518	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

CID002541	Tungsten	H.C. Starck GmbH	GERMANY

CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

CID002833	Tungsten	ACL Metais Eireli	BRAZIL

CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)

CID002845	Tungsten	Moliren Ltd	RUSSIAN FEDERATION

CID000292	Tin	Alpha	UNITED STATES OF AMERICA

CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

CID002835	Tin	PT Menara Cipta Mulia	INDONESIA

CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA